UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2009

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL 32822

(Address of Principal Executive Offices) (Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2009, Intellon Corporation (the “Company”) executed a Sponsor’s Agreement (the “Sponsor’s Agreement”) with the HomePlug Powerline Alliance, Inc. (the “HomePlug Alliance”), a global industry group formed to create and promote standards for powerline communications. The Sponsor’s Agreement supersedes and replaces the Contributor Associate’s Agreement between the Company and the HomePlug Alliance dated September 30, 2005 (the “Contributor’s Agreement”).

The Sponsor’s Agreement governs the Company’s membership in the HomePlug Alliance. The Company executed the Sponsor’s Agreement in connection with its appointment to the board of directors of the HomePlug Alliance. Pursuant to the terms of the Sponsor’s Agreement, the Company has agreed to license to other participant, sponsor and contributor members of the HomePlug Alliance any claims under the Company’s patents that are necessary to the production of HomePlug-compliant products. This license must be granted on reasonable and non-discriminatory terms. Each other participant, sponsor and contributor member of the Alliance has agreed in their respective member agreements to grant such a license to other HomePlug Alliance members, including the Company.

These licensing terms, as well as the other material terms and conditions of the Sponsor’s Agreement, are substantially similar to the terms and conditions of the prior Contributor’s Agreement.

The foregoing is a summary of certain material provisions of the Sponsor’s Agreement and is qualified in its entirety by reference to the full text of the Sponsor’s Agreement, which is set forth as an exhibit to the Company’s Annual Report on Form 10-K filed on March 13, 2009. The Sponsor’s Agreement is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	HomePlug Powerline Alliance Sponsor’s Agreement, between the registrant and the HomePlug Powerline Alliance, Inc., effective March 11, 2009 (Incorporated by reference to the identical document filed as Exhibit 10.24 to the registrant’s Annual Report on Form 10-K filed March 13, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: March 16, 2009